Exhibit 99.1

     Commercial Federal Reports 2004 Net Income of $76.4 Million

    OMAHA, Neb.--(BUSINESS WIRE)--Jan. 27, 2005--Commercial Federal Corporation (NYSE:CFB) today announced net income of $76.4 million, or $1.87 per diluted share, for the year ended December 31, 2004. This compares to net income of $89.0 million, or $2.02 per diluted share, for the previous year ended December 31, 2003. For the fourth quarter of 2004, net income totaled $19.5 million, or $0.49 per diluted share. This compares to net income of $22.2 million for the fourth quarter of 2003, or $0.52 per diluted share.
    "Our goals for 2004 were to enhance customer service and to make additional progress on our evolution to a commercial bank business mix. Despite a significant flattening of the yield-curve and continued high levels of mortgage prepayments, I am pleased to report that we have accomplished these goals. We see very specific increases in all the Company's core business drivers," said William A. Fitzgerald, chairman of the board and chief executive officer.
    Throughout the year, favorable trends were noted in Commercial Federal's highly targeted core business drivers:

    -- Average commercial operating loan outstanding balances increased 38% for the year, showing strong growth despite otherwise muted national and regional trends.

    -- Average home equity outstanding balances grew at a 15% and 19% rate, full year and fourth quarter annualized, respectively, demonstrating solid recovery in this important growth category.

    -- Average core deposit balances, excluding custodial escrows were up 6%, or $223 million for the year, and 15% annualized, or $134 million from last quarter, driven by continuous growth in retail and commercial checking accounts.

    -- The number of period-end retail and commercial checking accounts continued to show increases during 2004, at 4% and 33%, respectively.

    One of the Corporation's more significant events in the fourth quarter was the appointment of Frederick R. Kulikowski as president and chief operating officer. "Fred started in December and is quickly demonstrating how his previous commercial banking experience will help take us to the next level of performance," stated Mr. Fitzgerald.
    "I am pleased to be at Commercial Federal at such an important time in its evolution. We are well positioned in our Midwest markets, we've made great strides in our transition to a commercial bank, and we've developed a good service culture. We will leverage these positives to accelerate our growth and profitability," reported Mr. Kulikowski.

    Results for the Quarter and Year

    Net Interest Income

    Net interest income totaled $65.8 million for the fourth quarter, compared with $64.1 million for the quarter ended September 30, 2004. For the year, net interest income totaled $272.3 million, compared with $275.6 million for 2003. The industry-wide impact of a flattening yield-curve and the resultant margin pressure made growth in this category challenging. However, for the fourth quarter, the net interest rate spread increased to 2.67%, versus 2.59% for the previous quarter, and 2.64% for the 2003 fourth quarter. The weighted average yield on interest-earning assets improved five basis points to 5.53%, compared to the September 30, 2004 quarter, primarily due to improved volumes and yields on commercial lending products.
    The remaining improvement in the spread was evident as the weighted average rate on interest-bearing liabilities, including noninterest bearing deposits, fell to 2.86% from 2.89% in the previous quarter. This was primarily driven by lower interest expense related to the maturity of certain interest rate hedge transactions against both savings products and Federal Home Loan Bank (FHLB) borrowings.

    Credit Risk Management

    At the end of the fourth quarter, total nonperforming assets declined to $60.6 million from $65.4 million in the previous quarter. Improvements were noted in almost every category of nonperforming loans, which declined 15% for the quarter.
    Nonperforming assets represented 0.53% of total assets at December 31, 2004, compared with 0.57% for the previous quarter. Net loan charge-offs for the fourth quarter were $5.5 million compared to $5.1 million in both the previous quarter and the prior year fourth quarter.
    The allowance for credit losses totaled $92.5 million at December 31, 2004 versus $94.9 million at September 30, 2004. Excluding the allowance for unfunded loan commitments of $2.7 million, the total allowance for loan losses stood at 1.15% of loans outstanding at December 31, 2004 compared to 1.22% of loans outstanding the previous quarter.
    "Overall credit quality remains strong, and assuming a comparable economic scenario, we do not anticipate deterioration in the foreseeable future. With 34% of our loans being residential real estate first mortgages with exceedingly low loss characteristics, and the very good credit quality of the Company's overall portfolio, we believe the allowance for credit losses is appropriate for us right now," said David S. Fisher, executive vice president and chief financial officer.

    Noninterest Income

    Noninterest income declined 5% from the previous quarter, offsetting most of the quarter's improvement in net interest income. No single category of noninterest income stood out as a major contributor to this decline. Importantly, however, overall retail and loan servicing fees and mortgage servicing rights amortization remained relatively constant compared to the previous quarter.
    The Company's mortgage banking operations, which include both servicing and secondary marketing activities, continued to be negatively affected by mortgage loan prepayment speeds exceeding historical norms. The resulting level of amortization of the mortgage servicing rights (MSR) asset continues to constrain overall noninterest revenues.
    "In 2004, continued high industry-wide mortgage prepayment rates resulted in an overall net loss in our wholesale and servicing mortgage businesses. The mortgage business can be very cyclical, and the last few quarters have certainly been challenging. As mortgage prepayment speeds continue to decline, we expect much better returns in these business activities," stated Mr. Fisher.
    During the fourth quarter, the Company recorded loan servicing fees of $10.8 million and MSR amortization expense of $10.5 million, similar to the September 30, 2004 quarter. A recovery of MSR valuation adjustments of $6.0 million was recorded during the quarter. As is the Company's practice, however, any valuation adjustment is offset by changes in the fair value of certain derivatives and gains or losses on the sales of securities held for the purpose of offsetting changes in the fair value of its MSR asset.

    Operating Expenses

    For the quarter ended December 31, 2004, general and administrative expenses increased incrementally to $64.8 million compared to $63.0 million for the previous quarter. Relatively small increases were noted in many categories quarter-over-quarter. However, year-over-year general and administrative expenses were down 2.8%, to $263.7 million from $271.4 million.
    "For the year, we have been able to hold the line on expenses, as year-over-year expenses actually declined. We made good progress in expense management during 2004 across the Company," reported Mr. Fisher.

    Balance Sheet and Capital Ratios

    Total assets as of December 31, 2004, were $11.5 billion, compared with $11.4 billion and $12.2 billion as of September 30, 2004, and December 31, 2003, respectively. As non-residential mortgage loan growth has now begun to supplant declines in both the portfolio of residential mortgage loans and mortgage origination volumes, the total asset size of the Corporation is beginning to bottom-out. Specifically, non-residential mortgage loans grew at a 16% annualized rate in the fourth quarter and 11% for the full year. On the liability side, FHLB advances continued to decline as a source of funding by 18% for the year. At December 31, 2004, FHLB advances represented 35% of the funding mix, versus 40% at December 31, 2003.
    For the fourth quarter, total core deposits, including checking, money market and savings accounts, excluding custodial escrows, were up $172 million from September 30, 2004 and totaled $3.8 billion at December 31, 2004. This represents a 19% annualized growth rate, consistent with the Company's strategy and emphasis.
    During the fourth quarter 2004, the Company repurchased 292,000 shares of common stock under its stock buyback program. For the full year, repurchases totaled 2,781,900 shares. As of December 31, 2004, the Company had 1,466,800 shares remaining in the repurchase authorization set to expire June 30, 2005. At year end, the Company had 39,254,139 shares outstanding.
    As of December 31, 2004, stockholders' equity was $789.3 million, compared with $767.9 million at September 30, 2004 and $755.4 million at December 31, 2003. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

    Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, an $11.5 billion federal savings bank with branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services, including retail banking, commercial and industrial lending, small business banking, construction lending, cash management, mortgage origination and servicing, and insurance and investment services.
    Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss fourth quarter results on Thursday, January 27, 2005 at 10:00 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements and SEC filings.
    Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally. As a matter of course, Commercial Federal does not take actions to update any future-looking statements.


                    COMMERCIAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
               (Dollars in Thousands Except Par Value)

----------------------------------------------------------------------

                             December 31,  September 30, December 31,
ASSETS                           2004          2004          2003
----------------------------------------------------------------------


Cash (including short-term
 investments of $35,334,
 $2,060 and $1,334)              $189,179      $165,652      $158,133
Investment securities
 available for sale, at fair
 value                          1,071,223     1,063,033     1,055,055
Mortgage-backed securities
 available for sale, at fair
 value                            996,844     1,068,713     1,337,805
Loans held for sale, net          276,772       287,757       351,539
Loans receivable, net of
 allowances of $89,841,
 $94,857 and $108,154           7,698,970     7,651,557     7,956,743
Federal Home Loan Bank stock      204,409       202,284       243,332
Foreclosed real estate             17,835        17,047        49,744
Premises and equipment, net       174,394       163,987       147,365
Bank owned life insurance         251,581       248,057       234,111
Other assets                      395,099       372,514       475,483
Core value of deposits, net
 of accumulated amortization
 of $68,619, $67,636 and
 $64,217                           12,430        13,413        16,832
Goodwill                          162,717       162,717       162,717
----------------------------------------------------------------------
     Total Assets             $11,451,453   $11,416,731   $12,188,859
----------------------------------------------------------------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
----------------------------------------------------------------------

Liabilities:
   Deposits                    $6,422,783    $6,249,222    $6,454,610
   Advances from Federal
    Home Loan Bank              3,685,630     3,767,837     4,484,708
   Other borrowings               310,958       433,599       215,243
   Other liabilities              242,752       198,215       278,945
----------------------------------------------------------------------
     Total Liabilities         10,662,123    10,648,873    11,433,506
----------------------------------------------------------------------
Commitments and
 Contingencies                          -             -             -
----------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par
    value; 10,000,000 shares
    authorized; none issued             -             -             -
   Common stock, $.01 par
    value; 120,000,000
    shares authorized;
    39,254,139, 39,352,564
    and 41,498,575 shares
    issued and outstanding            393           394           415
   Retained earnings              826,169       816,688       833,638
   Accumulated other
    comprehensive loss, net       (37,232)      (49,224)      (78,700)
----------------------------------------------------------------------
     Total Stockholders'
      Equity                      789,330       767,858       755,353
----------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity    $11,451,453   $11,416,731   $12,188,859
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                   CONSOLIDATED STATEMENT OF INCOME
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                        Three Months Ended
                             December 31,  September 30, December 31,
                             -----------------------------------------
                                 2004          2004          2003
----------------------------------------------------------------------


Interest Income:
   Investment securities          $14,667       $14,628       $13,802
   Mortgage-backed
    securities                     10,295        10,930        12,063
   Loans receivable               116,769       116,447       125,408
----------------------------------------------------------------------
         Total interest
          income                  141,731       142,005       151,273
Interest Expense:
   Deposits                        29,537        28,765        31,955
   Advances from Federal
    Home Loan Bank                 41,413        45,191        46,808
   Other borrowings                 4,982         3,960         3,160
----------------------------------------------------------------------
         Total interest
          expense                  75,932        77,916        81,923
Net Interest Income                65,799        64,089        69,350
Provision for Credit Losses        (3,174)       (2,869)       (5,109)
----------------------------------------------------------------------
Net Interest Income After
 Provision for Credit Losses       62,625        61,220        64,241

Other Income (Loss):
   Retail fees and charges         17,178        17,625        14,481
   Loan servicing fees             10,841        10,754        11,143
   Amortization of mortgage
    servicing rights              (10,545)      (10,616)      (22,539)
   Mortgage servicing rights
    valuation adjustment            5,984       (21,644)       20,199
   Gain (loss) on sales of
    securities and changes
    in fair values of
    derivatives, net               (6,864)       21,253           (70)
   Gain on sales of loans             932         1,393           601
   Bank owned life insurance        3,524         2,900         3,131
   Other operating income           6,921         7,926         7,262
----------------------------------------------------------------------
         Total other income        27,971        29,591        34,208
Other Expense:
   General and administrative
    expenses -
      Compensation and
       benefits                    32,400        30,582        30,960
      Occupancy and
       equipment                   10,094         9,825        10,071
      Data processing               4,764         4,698         4,418
      Advertising                   2,714         2,963         2,595
      Communication                 3,486         3,263         3,312
      Item processing               3,162         3,195         3,202
      Outside services              2,783         4,087         3,429
      Loan expenses                 1,621         1,494         1,979
      Foreclosed real
       estate, net                  1,135           643         1,250
      Other operating
       expenses                     2,677         2,266         5,413
----------------------------------------------------------------------
         Total general and
          administrative
          expenses                 64,836        63,016        66,629
   Amortization of core
    value of deposits                 983           984         1,218
----------------------------------------------------------------------
         Total other expense       65,819        64,000        67,847
----------------------------------------------------------------------

Income Before Income Taxes         24,777        26,811        30,602
Provision for Income Taxes          5,267         6,578         8,404
----------------------------------------------------------------------

Net Income                        $19,510       $20,233       $22,198
----------------------------------------------------------------------

Net Income Per Basic Share           $.50          $.51          $.53
Net Income Per Diluted Share         $.49          $.50          $.52
----------------------------------------------------------------------
Dividends Declared Per
 Common Share                       $.135         $.135         $.125
----------------------------------------------------------------------
Weighted Average Shares
 Outstanding Used in Basic
 EPS                           39,340,189    39,583,989    42,007,052
Weighted Average Shares
 Outstanding Used in Diluted
 EPS                           40,143,182    40,250,103    42,678,004
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                   CONSOLIDATED STATEMENT OF INCOME
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                                   Year Ended
                                                  December 31,
                                           ---------------------------
                                               2004          2003
----------------------------------------------------------------------


Interest Income:
   Investment securities                        $57,210       $64,457
   Mortgage-backed securities                    45,238        49,836
   Loans receivable                             473,077       536,451
----------------------------------------------------------------------
         Total interest income                  575,525       650,744
Interest Expense:
   Deposits                                     114,986       147,090
   Advances from Federal Home Loan Bank         174,229       210,045
   Other borrowings                              14,029        18,039
----------------------------------------------------------------------
         Total interest expense                 303,244       375,174
Net Interest Income                             272,281       275,570
Provision for Credit Losses                     (14,002)      (22,003)
----------------------------------------------------------------------
Net Interest Income After Provision for
 Credit Losses                                  258,279       253,567

Other Income (Loss):
   Retail fees and charges                       66,181        57,798
   Loan servicing fees                           43,529        45,050
   Amortization of mortgage servicing
    rights                                      (48,446)      (75,045)
   Mortgage servicing rights valuation
    adjustment                                    4,313        28,678
   Gain (loss) on sales of securities and
    changes in fair values of derivatives,
    net                                          (6,219)       26,767
   Gain on sales of loans                         5,039        23,916
   Bank owned life insurance                     17,470        11,574
   Other operating income                        28,611        27,943
----------------------------------------------------------------------
         Total other income                     110,478       146,681
Other Expense:
   General and administrative expenses -
      Compensation and benefits                 127,405       123,847
      Occupancy and equipment                    40,077        41,190
      Data processing                            18,726        18,157
      Advertising                                13,172        16,073
      Communication                              13,227        13,663
      Item processing                            12,543        13,718
      Outside services                           14,614        12,456
      Loan expenses                               7,065        10,981
      Foreclosed real estate, net                 2,486         3,924
      Other operating expenses                   14,401        17,400
----------------------------------------------------------------------
         Total general and administrative
          expenses                              263,716       271,409
   Amortization of core value of deposits         4,402         5,533
----------------------------------------------------------------------
         Total other expense                    268,118       276,942
----------------------------------------------------------------------

Income Before Income Taxes                      100,639       123,306
Provision for Income Taxes                       24,276        34,286
----------------------------------------------------------------------

Net Income                                      $76,363       $89,020
----------------------------------------------------------------------

Net Income Per Basic Share                        $1.90         $2.04
Net Income Per Diluted Share                      $1.87         $2.02
----------------------------------------------------------------------
Dividends Declared Per Common Share                $.53         $.415
----------------------------------------------------------------------
Weighted Average Shares Outstanding Used
 in Basic EPS                                40,106,337    43,731,535
Weighted Average Shares Outstanding Used
 in Diluted EPS                              40,837,328    44,154,016
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
      MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                        (Dollars in Thousands)

---------------------------- -----------------------------------------
                                        Three Months Ended
                             December 31,  September 30, December 31,
                             -----------------------------------------
                                 2004          2004          2003
----------------------------------------------------------------------

Mortgage Servicing Rights:
   Beginning balance before
    valuation allowance          $171,616      $175,266      $197,267
   Mortgage servicing rights
    retained through loan
    sales                           5,204         6,966        10,465
   Bulk purchases of
    mortgage servicing
    rights                              -             -            40
   Amortization expense           (10,545)      (10,616)      (22,539)
   Permanent impairment            (3,852)            -             -
                             ------------- ------------- -------------
   Ending balance before
    valuation allowance           162,423       171,616       185,233
                             ------------- ------------- -------------

   Valuation allowance,
    beginning balance              51,010        29,366        69,665
   Amounts charged
    (credited) to operations       (5,984)       21,644       (20,199)
   Sale of mortgage
    servicing rights                    -             -          (127)
   Permanent impairment            (3,852)            -             -
                             ------------- ------------- -------------
   Valuation allowance,
    ending balance                 41,174        51,010        49,339
                             ------------- ------------- -------------

   Mortgage servicing
    rights, net of valuation
    allowance                    $121,249      $120,606      $135,894
                             ============= ============= =============

   Fair value at the periods
    ended                        $122,770      $121,876      $143,696
                             ============= ============= =============

Mortgage servicing rights as
 a percentage of servicing
 portfolio (1)                       1.14%         1.11%         1.19%
                             ============= ============= =============

Mortgage servicing rights as
 a multiple of servicing
 fees (1)                            3.35x         3.25x         3.49x
                             ============= ============= =============

(1) Ratios are calculated based on the net book value of mortgage servicing rights after deducting the valuation allowance.

----------------------------------------------------------------------

Loans Serviced for Other
 Institutions:
   Beginning balance          $10,902,957   $11,049,759   $11,307,562
   Additions to portfolio         366,940       479,563       910,302
   Loan payments                 (612,123)     (624,266)     (775,601)
   Other items, net               (17,746)       (2,099)       (3,076)
                             ------------- ------------- -------------
   Ending balance             $10,640,028   $10,902,957   $11,439,187
                             ============= ============= =============

   Weighted average
    servicing fee                    0.34%         0.34%         0.34%
                             ============= ============= =============

   Weighted average coupon
    note rate                        5.88%         5.90%         6.09%
                             ============= ============= =============

----------------------------------------------------------------------

Certain Components of
 Mortgage Banking and
 Treasury Activities:
   Loan servicing fees            $10,841       $10,754       $11,143
   Amortization of mortgage
    servicing rights              (10,545)      (10,616)      (22,539)
                             ------------- ------------- -------------
      Loan servicing fees,
       net                            296           138       (11,396)

   Mortgage servicing rights
    valuation adjustment            5,984       (21,644)       20,199
   Gain (loss) on sales of
    securities and changes
    in fair values of
    derivatives, net               (6,864)       21,253           (70)
   Gain on sales of loans             932         1,393           601
                             ------------- ------------- -------------

   Total of certain
    components of mortgage
    banking and treasury
    activities                       $348        $1,140        $9,334
                             ============= ============= =============


                    COMMERCIAL FEDERAL CORPORATION
                          DEPOSITS AND LOANS
                            (In Thousands)

----------------------------------------------------------------------

                             December 31,  September 30, December 31,
                                 2004          2004          2003
----------------------------------------------------------------------

Deposits by State:
   Colorado                    $2,101,674    $2,043,870    $2,060,336
   Nebraska                     1,553,549     1,510,313     1,552,135
   Iowa                         1,091,210     1,024,832     1,102,318
   Kansas                         607,034       607,942       645,752
   Oklahoma                       526,783       525,922       547,897
   Missouri                       291,775       297,633       321,396
   Arizona                        250,758       238,710       224,776
                             ------------- ------------- -------------
      Total deposits           $6,422,783    $6,249,222    $6,454,610
                             ============= ============= =============

Deposits by Type:
   Checking accounts -
      Interest-bearing           $615,868      $587,118      $607,896
      Noninterest-bearing         675,967       642,013       576,872
                             ------------- ------------- -------------
         Total checking
          excluding escrow
          accounts              1,291,835     1,229,131     1,184,768
   Money market accounts        1,080,486     1,195,326     1,099,478
   Savings accounts             1,442,706     1,218,777     1,267,916
                             ------------- ------------- -------------
         Total core deposits    3,815,027     3,643,234     3,552,162
   Custodial escrow accounts      268,392       252,573       299,249
   Certificates of deposit      2,339,364     2,353,415     2,603,199
                             ------------- ------------- -------------
         Total deposits        $6,422,783    $6,249,222    $6,454,610
                             ============= ============= =============

----------------------------------------------------------------------

Loans Receivable, before
 allowance for losses:
   Commercial real estate      $1,996,729    $1,963,904    $1,962,834
   Commercial operating and
    other (1)                     650,784       586,922       525,642
   Construction, net of
    loans-in-process              670,302       624,491       519,596
   Consumer home equity         1,001,333       967,556       862,886
   Consumer other                 816,131       789,762       752,801
                             ------------- ------------- -------------
      Total commercial,
       construction and
       consumer loans           5,135,279     4,932,635     4,623,759
   Residential real estate      2,653,532     2,813,779     3,441,138
                             ------------- ------------- -------------
      Total loans
       receivable, before
       allowance for losses    $7,788,811    $7,746,414    $8,064,897
                             ============= ============= =============

----------------------------------------------------------------------

(1) Includes business, agricultural and Nebraska Investment Finance Authority loans in addition to commercial operating loans.


                    COMMERCIAL FEDERAL CORPORATION
                     ALLOWANCE FOR CREDIT LOSSES
                            (In Thousands)

----------------------------------------------------------------------

                             December 31,  September 30, December 31,
                                 2004          2004          2003
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                 $94,857       $97,082      $108,008
Provision for credit losses
 charged to operations              3,174         2,869         5,109
Charge-offs                        (6,686)       (6,069)       (6,243)
Recoveries                          1,155           975         1,119
Net change in allowance for
 unfunded loan commitments
 and letters of credit             (2,659)            -             -
Other                                   -             -           161
----------------------------------------------------------------------
Ending balance, allowance
 for loan losses                   89,841        94,857       108,154
Allowance for unfunded loan
 commitments and letters of
 credit                             2,659             -             -
----------------------------------------------------------------------
Ending balance, allowance
 for credit losses                $92,500       $94,857      $108,154
----------------------------------------------------------------------

YEAR ENDED:
-----------
Beginning balance                $108,154           n/a      $106,291
Provision for credit losses
 charged to operations             14,002           n/a        22,003
Charge-offs                       (35,278)          n/a       (26,328)
Recoveries                          5,622           n/a         6,806
Net change in allowance for
 unfunded loan commitments
 and letters of credit             (2,659)          n/a             -
Other                                   -           n/a          (618)
----------------------------------------------------------------------
Ending balance, allowance
 for loan losses                   89,841           n/a       108,154
Allowance for unfunded loan
 commitments and letters of
 credit                             2,659           n/a             -
----------------------------------------------------------------------
Ending balance, allowance
 for credit losses                $92,500           n/a      $108,154
----------------------------------------------------------------------

Summary of charge-offs, net
 of recoveries:
---------------------------

   Three months ended              $5,531        $5,094        $5,124
                             ============= ============= =============

   Year ended                     $29,656           n/a       $19,522
                             =============               =============

----------------------------------------------------------------------

ALLOCATION OF ALLOWANCE FOR
 CREDIT LOSSES:
----------------------------------------------------------------------

   Specific                        $9,639        $8,395        $5,109
   Special problem                 20,736        15,342        32,195
   Nonspecific                     59,466        71,120        70,850
                             ------------- ------------- -------------
      Allowance for loan
       losses                      89,841        94,857       108,154
   Unfunded loan commitments
    and letters of credit           2,659             -             -
                             ------------- ------------- -------------
      Allowance for credit
       losses                     $92,500       $94,857      $108,154
                             ============= ============= =============

----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                             ASSET QUALITY
                        (Dollars in Thousands)

----------------------------------------------------------------------

                             December 31,  September 30, December 31,
                                 2004          2004          2003
----------------------------------------------------------------------

Nonperforming Assets:
   Nonperforming loans (1):
      Residential real
       estate (1)                  $7,296        $8,548       $35,907
      Residential
       construction                 2,302         4,245         4,158
      Commercial real estate       18,997        22,226         6,286
      Commercial
       construction                 1,209           968         1,077
      All other                     7,119         7,663         8,491
                             ------------- ------------- -------------
         Total nonperforming
          loans                    36,923        43,650        55,919
                             ------------- ------------- -------------
   Foreclosed real estate:
      Residential                  14,117        13,435        12,152
      Residential
       construction                   647         1,205         4,753
      Commercial                    1,295           631         4,495
      Commercial
       construction                 1,776         1,776        28,344
                             ------------- ------------- -------------
         Total foreclosed
          real estate              17,835        17,047        49,744
                             ------------- ------------- -------------

   Troubled debt
    restructurings -
    commercial                      5,846         4,676         4,712
                             ------------- ------------- -------------
Total nonperforming assets        $60,604       $65,373      $110,375
                             ============= ============= =============

Total assets                  $11,451,453   $11,416,731   $12,188,859
                             ============= ============= =============
Nonperforming assets to
 total assets                         .53%          .57%          .91%
                             ============= ============= =============

Summary of Nonperforming
 Assets:
   Residential (1)                $24,362       $27,433       $56,970
   Nonresidential                  36,242        37,940        53,405
                             ------------- ------------- -------------
                                  $60,604       $65,373      $110,375
                             ============= ============= =============

----------------------------------------------------------------------

Nonperforming loans to loans
 receivable (1)(2)                    .47%          .56%          .69%

Nonperforming assets to
 total assets (1)                     .53%          .57%          .91%

Allowance for loan losses
 to:

   Loans receivable (2)              1.15%         1.22%         1.34%

   Total nonperforming loans
    (1)                            243.32%       217.31%       193.41%

----------------------------------------------------------------------

Accruing loans 90 days or
 more past due (1):
   Residential real estate        $17,849       $18,518            $-
                             ============= ============= =============

----------------------------------------------------------------------

(1) Effective June 30, 2004, management of the Corporation changed its estimate of determining when the collection of residential first mortgage loans becomes doubtful and when the loans are therefore placed on nonaccrual status.
(2) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses.


                    COMMERCIAL FEDERAL CORPORATION
       SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------

                             December 31,  September 30, December 31,
                                 2004          2004          2003
----------------------------------------------------------------------


Cash, investment securities
 and FHLB stock                $1,464,811    $1,430,969    $1,456,520
Mortgage-backed securities        996,844     1,068,713     1,337,805
Loans held for sale, net          276,772       287,757       351,539
Loans receivable, net           7,698,970     7,651,557     7,956,743
Core value of deposits, net        12,430        13,413        16,832
Goodwill                          162,717       162,717       162,717
Other assets                      838,909       801,605       906,703
   Total assets                11,451,453    11,416,731    12,188,859
----------------------------------------------------------------------
Deposits                        6,422,783     6,249,222     6,454,610
Advances from Federal Home
 Loan Bank                      3,685,630     3,767,837     4,484,708
Other borrowings                  310,958       433,599       215,243
Other liabilities                 242,752       198,215       278,945
Stockholders' equity              789,330       767,858       755,353
   Total liabilities and
    stockholders' equity       11,451,453    11,416,731    12,188,859
----------------------------------------------------------------------

Book value per common share        $20.11        $19.51        $18.20
Stock price                        $29.71        $26.98        $26.71
Common shares outstanding      39,254,139    39,352,564    41,498,575
Weighted average shares
 outstanding per basic EPS     39,340,189    39,583,989    42,007,052
Weighted average shares
 outstanding per diluted EPS   40,143,182    40,250,103    42,678,004
----------------------------------------------------------------------

Nonperforming assets              $60,604       $65,373      $110,375
Nonperforming assets to
 total assets                         .53%          .57%          .91%
Loans serviced for other
 institutions                 $10,640,028   $10,902,957   $11,439,187

Quarterly weighted average
 interest rates on a
 taxable-equivalent basis:
   Yield on interest-earning
    assets                           5.53%         5.48%         5.55%
   Rate on deposits and
    interest-bearing
    liabilities                      2.86%         2.89%         2.91%
   Net interest rate spread          2.67%         2.59%         2.64%
   Net annualized yield on
    interest-earning assets          2.63%         2.54%         2.59%
----------------------------------------------------------------------

Three months ended:
-------------------
Return on average assets              .68%          .70%          .73%
Return on average equity            10.14%        10.58%        12.18%
Average equity to average
 assets                              6.74%         6.61%         5.99%
G & A expenses to average
 assets                              2.27%         2.18%         2.19%
Operating efficiency ratio          69.14%        67.27%        64.34%
----------------------------------------------------------------------

Year ended:
-----------
Return on average assets              .65%          n/a           .70%
Return on average equity            10.09%          n/a         12.01%
Average equity to average
 assets                              6.44%          n/a          5.79%
G & A expenses to average
 assets                              2.24%          n/a          2.12%
Operating efficiency ratio          68.90%          n/a         64.28%
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)

----------------------------------------------------------------------

                             December 31,  September 30,   June 30,
                                 2004          2004          2004
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
   Total assets               $11,416,319   $11,559,998   $11,878,729
   Total loans, net             7,971,943     8,062,478     8,256,840
   Total loans, before
    allowances for loan
    losses                      8,066,058     8,159,234     8,354,536
   Total mortgage-backed
    securities                  1,021,536     1,086,720     1,181,297
   Total deposits               6,407,960     6,254,687     6,409,826
   Total stockholders'
    equity                        769,737       764,614       736,133
   Total interest-earning
    assets                     10,281,148    10,406,515    10,726,414
   Total deposits and
    interest-bearing
    liabilities                10,460,482    10,609,351    10,936,846

----------------------------------------------------------------------


----------------------------------------------------------------------

                                             March 31,   December 31,
                                               2004          2003
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
   Total assets                             $12,158,982   $12,164,033
   Total loans, net                           8,292,320     8,410,129
   Total loans, before
    allowances for loan
    losses                                    8,400,194     8,518,224
   Total mortgage-backed
    securities                                1,278,179     1,293,949
   Total deposits                             6,571,111     6,496,315
   Total stockholders'
    equity                                      755,722       729,062
   Total interest-earning
    assets                                   10,878,284    10,999,591
   Total deposits and
    interest-bearing
    liabilities                              11,189,709    11,187,875

----------------------------------------------------------------------


                                           December 31,
                             -----------------------------------------
                                 2004          2003          2002
----------------------------------------------------------------------

Year Ended:
-----------

Average Balances:
   Total assets               $11,752,057   $12,805,465   $13,175,562
   Total loans, net             8,145,192     8,704,321     8,681,401
   Total loans, before
    allowances for loan
    losses                      8,244,282     8,812,133     8,786,551
   Total mortgage-backed
    securities                  1,141,453     1,362,145     1,799,174
   Total deposits               6,410,461     6,629,299     6,258,302
   Total stockholders'
    equity                        756,610       741,337       758,659
   Total interest-earning
    assets                     10,571,837    11,557,322    11,974,586
   Total deposits and
    interest-bearing
    liabilities                10,797,654    11,697,711    12,044,641

----------------------------------------------------------------------



                 Dec. 31,  Sept. 30,   June 30,  March 31,   Dec. 31,
                   2004       2004       2004       2004       2003
----------------------------------------------------------------------

Regulatory
 Capital:
----------

   Tangible      $695,213   $713,324   $727,684   $721,410   $710,670
   Core           695,213    713,324    727,684    721,535    704,350
   Total risk-
    based         812,259    833,679    855,225    852,638    838,437
   Tier 1 risk-
    based         690,779    709,740    725,279    721,535    704,350
   Tangible %        6.19%      6.37%      6.31%      6.00%      5.93%
   Core %            6.19%      6.37%      6.31%      6.00%      5.88%
   Total risk-
    based %         10.54%     11.06%     11.25%     11.02%     10.87%
   Tier 1 risk-
    based %          8.97%      9.42%      9.54%      9.31%      9.13%

----------------------------------------------------------------------

    CONTACT: Commercial Federal Corporation, Omaha
             Hal A. Garyn, 402-514-5336